Exhibit 3.36

CERTIFICATE OF INCORPORATION

OF

EIGHT NEWCO, INC.

FIRST: The name of the Corporation is Eight Newco, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 4305 Lancaster Pike, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is CORPORATION SERVICE COMPANY.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1000) shares of Common Stock, each having a par value of one penny ($.01).

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address
Jacqueline N. Casper	CORPORATION SERVICE COMPANY 4305 Lancaster Pike Wilmington, DE 19805

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of December, A.D., 1985.

/s/ Jacqueline N. Casper
Jacqueline N. Casper
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EIGHT NEWCO, INC.

EIGHT NEWCO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Law”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of EIGHT NEWCO, INC., by the unanimous written consent of its members pursuant to Section 141(f) of the Law, filed with the minutes of the proceedings of the Board, duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED that it is deemed advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be amended by changing Articles FIRST and SECOND thereof so that, as amended, said Articles shall be and read as follows:

FIRST: The name of the Corporation is PRESTOLITE WIRE CORPORATION (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

SECOND: That, in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Law and that said consent has been filed with the minutes of the proceedings of the stockholders.

THIRD: That the aforesaid amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Section 141, 228 and 242 of the Law.

IN WITNESS WHEREOF, said EIGHT NEWCO, INC. has caused this instrument to be executed for and on its behalf by a Vice President, thereunto duly authorized, and attested by an Assistant Secretary, this 18th day of June 1986.

EIGHT NEWCO, INC.

By:	/s/ illegible
Vice President

ATTEST:

/s/ illegible
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRESTOLITE WIRE CORPORATION

PRESTOLITE WIRE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the Stockholders and Board of Directors, of the Corporation, by unanimous written consent, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposal is as follows:

RESOLVED:

That the Certificate of Incorporation of the Corporation be, and hereby is, amended by changing the Article FOURTH thereof so that, as amended, said Article shall read in its entirety as follows:

“FOURTH”: (a) The Corporation is authorized to issue two classes of shares of Common Stock to be designated, respectively, “Class A Common Stock” and “Class B Common Stock”; the total number of authorized shares of Class A Common Stock shall be 1,000,000 and the par value of each such share shall be one cent ($.01) and the total number of authorized shares of Class B Common Stock shall be 667,000 and the par value of each such share shall be one cent ($.01).

(b) As of the date and time this Certificate of Amendment shall become effective under the laws of the State of Delaware (the “Effective Time”), each share of the common stock, $.01 par value, of the Corporation (“Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted (without any further act) into 10,000 fully paid and non-assessable shares of Class A Common Stock. Until presented and surrendered for cancellation, each certificate representing shares of Old Common Stock outstanding as of the Effective Time shall be deemed to represent the number of shares of Class A Common Stock determined in accordance with this paragraph, and upon such presentation and surrender each holder of a certificate or certificates for Old Common Stock shall be entitled to receive a certificate for such number of shares of Class A Common Stock.

(c) With respect to all matters upon which stockholders are entitled to vote to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together as a single class, and each outstanding share of Class A Common Stock shall entitle the holder thereof to cast one (1) vote in person or by proxy, and each outstanding share of Class B Common Stock shall entitle the holder thereof to cast .1647 vote in person or by proxy, except that with regard to any amendment to the Certificate of Incorporation or By-laws of the Corporation, the holders of outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote as separate classes with a majority of each class needed to approve any such amendment.

(d) The holders of Class B Common Stock and/or holder of the 6% Subordinated Convertible Note of the Corporation in the principal amount of $4,500,000 shall have the right to purchase shares of Class A Common Stock or to require all of the outstanding shares of Class A Common Stock and Class B Common Stock or all of the assets and liabilities of the Corporation to be sold under the circumstances described in Section 7 of the Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Corporation and Hallmark Development Inc.

(e) Except as otherwise provided in this Certificate of Incorporation or any by-law of the Corporation or Section 3.1(f) of the Purchase Agreement, each share of Class A Common Stock and each share of Class B Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, including, without limitation, with respect to rights upon dissolution, liquidation and winding up, without preference of any such class or share over any other such class or share, and the Class A Common Stock and Class B Common Stock shall be treated as a single class of stock for all purposes.

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by a Vice President, thereunto duly authorized, and attested by an Assistant Secretary, this 16th day of December, 1992.

PRESTOLITE WIRE CORPORATION

By:	/s/ illegible
Vice President

ATTEST:

By:	/s/ illegible
Assistant Secretary

3

CERTIFICATE OF AMENDMENT

of

CERTIFICATE OF INCORPORATION

of

PRESTOLITE WIRE CORPORATION

PRESTOLITE WIRE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Law’’), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of PRESTOLITE WIRE CORPORATION, by the unanimous written consent of its members pursuant to Section 141(f) of the Law, filed with the minutes of the proceedings of the Board, duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED that it is deemed advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation, as amended, be further amended by changing Article FOURTH thereof so that said Article, as amended, shall be and read as follows:

“FOURTH: That the total number of shares of stock which the Corporation shall have the authority to issue is One Million (1,000,000) shares of Common stock, each having a par value of one penny ($.01).”

SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Law and that said consent has been filed with the minutes of the proceedings of the stockholders.

THIRD: That the aforesaid amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Section 141, 228 and 242 of the Law.

IN WITNESS WHEREOF, said Prestolite Wire Corporation has caused this instrument to be executed for and on its behalf by a Vice President, thereunto duly authorized, and attested by an Assistant Secretary, this 1st day of May, 1996.

PRESTOLITE WIRE CORPORATION

By:

Vice President

ATTEST:

Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Prestolite Wire Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Prestolite Wire Corporation adopted the following resolution on the 5th day of October 1998.

Resolved, that the registered office of Prestolite Wire Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Prestolite Wire Corporation has caused this statement to be signed by Traci Houck, its Vice President, this 26th day of October 1998.

/s/ Traci Houck
Traci Houck, Vice President

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1) The jurisdiction where the Corporation first formed is Delaware.

2) The jurisdiction immediately prior to filing this Certificate is Delaware.

3) The date the corporation first formed is December 27, 1985.

4) The name of The Corporation immediately prior to filing this Certificate is Prestolite Wire Corporation.

5) The name of the Limited Liability Company as set forth in the Certificate of Formation is Prestolite Wire LLC.

6) The effective date is December 31, 2007 at 11:59 p.m.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of December, AD. 2007.

By:	/s/ Timothy J. Durkin
Authorized Person

Name:	Timothy J. Durkin, Vice President
Print or Type

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the liability company is Prestolite Wire LLC

Second: The address of its registered offices is in the State of Delaware is Corporation Trust Center 1209 Orange Street in the City of Wilmington Zip Code 19801.

The name of its Registered Agent at such address is The Corporation Trust Company.

Third: (Insert any other matters the members determine to include herein.)

Fourth: The effective date is December 31, 2007 at 11:59 p.m.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 28th day of December, 2007.

By:	/s/ Timothy J. Durkin
Authorized Person

Name:	Timothy J. Durkin, Vice President
Print or Type